                     $60,000,000 AGGREGATE PRINCIPAL AMOUNT

                            ANTHRACITE CAPITAL, INC.

                         11.75% CONVERTIBLE SENIOR NOTES

                                    DUE 2027

                               PURCHASE AGREEMENT

                              DATED AUGUST 23, 2007

                               PURCHASE AGREEMENT

                                                                 August 23, 2007

BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
As Representatives of the several Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

     Anthracite Capital, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the several purchasers named in Schedule A (the "Initial
Purchasers") $60,000,000 in aggregate principal amount of its 11.75% Convertible
Senior Notes due 2027 (the "Firm Notes"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $20,000,000 in aggregate principal amount of its 11.75% Convertible Senior Notes due 2027
(the "Optional Notes" and, together with the Firm Notes, the "Notes"). Banc of
America Securities LLC ("BAS") and Deutsche Bank Securities Inc. have agreed to act as representatives of the several Initial Purchasers (in such capacity, the
"Representatives") in connection with the offering and sale of the Notes. To the extent that there are no additional Initial Purchasers listed on Schedule A other than you, the terms Representatives and Initial Purchasers as used herein shall mean you, as Initial Purchasers. The terms Representatives and Initial
Purchasers shall mean either the singular or plural as the context requires.

     The Notes will be convertible on the terms, and subject to the conditions, set forth in the indenture (the "Indenture") to be entered into between the
Company and Wells Fargo Bank, National Association, as trustee (the "Trustee"), on the Closing Date (as defined herein). As used herein, "Conversion Shares"
means the shares of common stock, par value $0.001 per share, of the Company
(the "Common Stock") to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes and the Indenture.

     The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission")
thereunder (the "Securities Act"), in reliance upon an exemption therefrom.

     Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration
Rights Agreement, dated the Closing Date, between the Company and the Initial
Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree to file or have on file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the
"Registration Statement") covering the resale of the Notes and the Conversion
Shares. This Agreement, the Indenture, the Notes and the Registration Rights
Agreement are referred to herein collectively as the "Operative Documents."

     The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the
Disclosure Package (as defined below), including the Preliminary Offering
Memorandum (as defined below), and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the
"Subsequent Purchasers") at any time after the date of this Agreement.

     The Company has prepared an offering memorandum, dated the date hereof, setting forth information concerning the Company, the Notes, the Registration
Rights Agreement and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, "Offering
Memorandum" means, collectively, the Preliminary Offering Memorandum dated as of
August 23, 2007 (the "Preliminary Offering Memorandum") and the offering memorandum dated the date hereof (the "Final Offering Memorandum"), each as then amended or supplemented by the Company. As used herein, each of the terms
"Disclosure Package", "Offering Memorandum", "Preliminary Offering Memorandum"
and "Final Offering Memorandum" shall include in each case the documents incorporated by reference therein.

     The Company and BlackRock Financial Management, Inc., a corporation organized and existing under the laws of Delaware and the manager of the Company
(in such capacity, the "Manager"), each hereby confirms its agreements with the
Initial Purchasers as follows:

     SECTION 1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE
MANAGER.

     (a) The Company hereby represents, warrants and covenants to each Initial
Purchaser as follows:

          (i) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial
     Purchasers, the offer, resale and delivery of the Notes by the Initial
     Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture, the
     Disclosure Package and the Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture
     Act").

          (ii) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion
     Shares.

          (iii) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act of 1933, as amended) as the
     Notes are listed on any national securities exchange registered under
     Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act"), or quoted on an automated inter-dealer quotation system.

          (iv) Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the

                                        2

     Company in connection with the offer and sale of the Notes by the Initial
     Purchasers (except as contemplated in this Agreement).

          (v) Offering Memoranda. The Company hereby confirms that it has authorized the use of the Disclosure Package, including the Preliminary
     Offering Memorandum, and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package or the Final Offering Memorandum
     complied when it was filed, or will comply when it is filed, as the case may be, in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering
     Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of this Agreement, the Closing Date and on any Subsequent Closing Date, the Final Offering Memorandum did not
     and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Subsequent Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the
     Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering
     Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on the behalf of the Initial
     Purchasers consists of the information described as such in Section 8 hereof.

          (vi) Disclosure Package. The term "Disclosure Package" shall mean (i)
     the Preliminary Offering Memorandum, as amended or supplemented at the
     Applicable Time, (ii) the Final Term Sheet (as defined herein) and (iii)
     any other writings that the parties expressly agree in writing to treat as part of the Disclosure Package ("Issuer Written Information") as identified on Exhibit A hereto. The Disclosure Package as of 6:00 a.m. (Eastern time)
     on August 24, 2007 (the "Applicable Time") will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8 hereof.

          (vii) Statements in Offering Memorandum. The statements in the
     Disclosure Package and the Final Offering Memorandum under the headings
     "Description of Notes", "Description of Capital Stock" and "Federal Income
     Tax Considerations" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

          (viii) Authorization of the Purchase Agreement. This Agreement has
     been duly authorized, executed and delivered by the Company.

                                        3

          (ix) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration
     Statement, will be qualified under the Trust Indenture Act; on the Closing
     Date, the Indenture will have been duly executed and delivered by the
     Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the
     Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;
     and the Indenture conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering
     Memorandum.

          (x) Authorization of the Notes. The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Notes will conform in all material respects to the description thereof contained in the Disclosure Package and the
     Final Offering Memorandum.

          (xi) Authorization of the Conversion Shares. The Conversion Shares
     have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

          (xii) Authorization of the Registration Rights Agreement. The
     Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

          (xiii) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this
     Agreement), subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), or in the results of operations, properties, business or prospects of the Company and its subsidiaries, considered as one entity (a "Material Adverse
     Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and
     (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

          (xiv) Independent Accountants. Deloitte & Touche LLP, which has expressed their opinion with respect to certain financial statements (which term as used in this

                                        4

     Agreement includes the related notes thereto) and any supporting schedules included or incorporated by reference in the Disclosure Package and the
     Final Offering Memorandum, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the
     Exchange Act and the applicable published rules and regulations thereunder.

          (xv) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Disclosure Package and the
     Final Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation
     S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Disclosure
     Package and the Final Offering Memorandum under the captions
     "Summary--Summary Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the
     Disclosure Package and the Final Offering Memorandum. The Company's ratios of earnings to combined fixed charges and preferred stock dividends set forth in the Disclosure Package and the Final Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K.

          (xvi) Statistical and Market-Related Data. The statistical and market-related data included under the captions "Summary", "Management's
     Discussion and Analysis of Financial Condition and Results of Operations"
     and "Business" in the documents incorporated by reference in the Disclosure
     Package and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Disclosure
     Package are based on or derived from sources that the Company believes to be both reliable and accurate in all material respects.

          (xvii) Incorporation and Good Standing of the Company and its
     Subsidiaries. Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing (to the extent the concept exists) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing (or the failure of a subsidiary that is not a significant subsidiary (as defined below) to be duly organized) could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); each of the
     Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and, in the case of the Company, to enter into and perform its obligations under this Agreement. Exhibit 21 to the Company's Annual Report on Form
     10-K for the most recent fiscal year lists all of the Company's subsidiaries as of such date. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned

                                        5

     by the Company, directly or through subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims ("Encumbrances") as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or such
     Encumbrances as described in the Disclosure Package and the Final Offering
     Memorandum.

          (xviii) Capitalization and Other Capital Stock Matters. The Company
     has an authorized capitalization as set forth in the Disclosure Package and the Final Offering Memorandum under the caption "Capitalization", and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Disclosure Package and the
     Final Offering Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly authorized and validly issued, conform to the description thereof contained in the
     Disclosure Package and the Final Offering Memorandum and were issued in compliance with federal and state securities laws.

          (xix) Non-Contravention of Existing Instruments; No Further
     Authorizations or Approvals Required. (i) Neither the Company nor any of
     its "significant subsidiaries" (as defined by Rule 1-02 of Regulation S-X)
     is in violation of its charter or by-laws (or similar organizational documents). (ii) Neither the Company nor any of its subsidiaries (A) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject (each, an "Existing Instrument") or (B) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii)(A) and (B) above, to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          The execution and delivery of and performance of its obligations under the Operative Documents by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Notes as described under "Use of Proceeds" in the
     Disclosure Package and the Final Offering Memorandum (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any
     Existing Instrument; (ii) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of (A) the
     Company or (B) any of its subsidiaries; or (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (ii)(B) above as would not have a Material Adverse
     Effect or interfere with the transactions contemplated by this Agreement.
     For purposes of the Ownership Limit contained in the Company's charter, ownership of the Notes will not be treated as

                                        6

     ownership of the shares of Common Stock that are potentially issuable upon conversion of the Notes, but any shares of Common Stock that are received following a conversion will be subject to the Ownership Limit and the other provisions of the Company's charter, and such shares would be subject to the remedies for violation as contained in the Company's charter.

          No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution and delivery of and performance its obligations under the Operative Documents by the Company, the consummation of the transactions contemplated hereby or the application of the proceeds from the sale of the Notes as described under "Use of
     Proceeds" in the Disclosure Package and the Final Offering Memorandum,
     except (i) with respect to the transactions contemplated by the
     Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder, and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities
     Dealers, Inc. (the "NASD").

          (xx) No Stamp or Transfer Taxes. To the Company's knowledge, there are no stamp or other issuance or transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Notes or upon the issuance of Common Stock upon the conversion thereof.

          (xxi) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum,
     there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

          (xxii) Labor Matters. Neither the Company nor any of its subsidiaries has any employees.

          (xxiii) Intellectual Property Rights. The Company and each of its subsidiaries own or possess adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, and other intangible property rights
     (collectively, "Intangibles") necessary to entitle the Company and each of its subsidiaries to conduct their respective businesses as described in the
     Disclosure Package and the Final Offering Memorandum except where the failure to own or possess such licenses or rights would not in the aggregate have a Material Adverse Effect, and neither the Company nor any subsidiary has received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles that would have a Material Adverse Effect.

                                        7

          (xxiv) All Necessary Permits, etc. The Company and each of its subsidiaries have such permits, licenses, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities
     ("Permits") as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Disclosure
     Package and the Final Offering Memorandum, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material
     Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, except where the failure to fulfill or perform would not have a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material
     Adverse Effect.

          (xxv) Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the
     Disclosure Package and the Final Offering Memorandum or such as would not have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued
     possession of any real property, whether owned or held under lease or sublease by the Company or any subsidiary.

          (xxvi) Tax Law Compliance. The Company and each subsidiary have accurately prepared in all material respects and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so prepare, file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company's or any subsidiary's federal, state, local or foreign taxes is pending or, to the
     Company's knowledge, threatened, which could reasonably be expected in the aggregate to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any subsidiary, except for any such liens that would not, individually or in the aggregate, have a Material Adverse Effect.

          (xxvii) Company Not an "Investment Company". The Company is not, and
     after receipt of payment for the Notes and application of the proceeds therefrom as described under "Use of Proceeds" in the Disclosure Package and the Final Offering Memorandum will not be, an "investment company"
     within the meaning of the

                                        8

     Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (xxviii) Compliance with Reporting Requirements. The Company is subject to and in full compliance with the reporting requirements of
     Section 13 or Section 15(d) of the Exchange Act.

          (xxix) Insurance. Except as otherwise disclosed in the Disclosure
     Package and the Final Offering Memorandum, the Company and its significant subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its significant subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes, it being understood that the only insurance held by the Company and its significant subsidiaries are directors and officers insurance policies. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. None of the Company nor any of its significant subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any of it significant subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

          (xxx) No Restriction on Distributions. No significant subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure
     Package and the Final Offering Memorandum.

          (xxxi) No Price Stabilization or Manipulation. The Company has not
     taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. The Company acknowledges that the Initial Purchasers may engage in passive market making transactions in the Common Stock on the New York Stock Exchange in
     accordance with Regulation M under the Exchange Act.

          (xxxii) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described by the Securities Act,
     Exchange Act or the rules and regulations thereunder in the Disclosure
     Package or the Final Offering Memorandum which is not so described.

          (xxxiii) No General Solicitation. Assuming the accuracy of representations and covenants of the Initial Purchasers herein, none of the
     Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act of 1933, as amended ("Regulation D")), has, directly or through an agent, engaged in any form of general

                                        9

     solicitation or general advertising in connection with the offering of the
     Notes or the Conversion Shares (as those terms are used in Regulation D)
     under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has
     not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this
     Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

          (xxxiv) No Unlawful Contributions or Other Payments. Neither the
     Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has, while acting on behalf of the Company or any of its subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

          (xxxv) No Conflict with Money Laundering Laws. (i) To the best of the
     Company's knowledge, the operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and
     Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

          (xxxvi) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets
     Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S.
     sanctions administered by OFAC.

          (xxxvii) Compliance with Environmental Laws. The Company and each of its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental
     Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse
     Effect.

                                       10

          (xxxviii) Costs of Environmental Compliance. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (xxxix) No Outstanding Loans or Other Indebtedness. There are no
     outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the
     Company to or for the benefit of any of the officers or directors of the
     Company or any of the members of any of their families, except as disclosed in the Disclosure Package and the Final Offering Memorandum.

          (xl) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company, and to the Company's knowledge, any of the
     Company's directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (xli) Internal Controls and Procedures. The Company maintains a system of internal control over financial reporting (as such term is defined in
     Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the
     Disclosure Package and the Final Offering Memorandum, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the
     Company's internal control over financial reporting.

          (xlii) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the
     Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

          (xliii) Stock Options. Except as described in each of the Disclosure
     Package and the Offering Memorandum, with respect to the stock options (the
     "Stock Options") granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the "Company Stock Plans"), (i) each
     Stock Option designated by the Company or the relevant subsidiary of the
     Company at the time of grant as an "incentive stock option" under Section
     422 of the Internal Revenue Code of 1986, as amended (the "Code"), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the "Grant Date") by all necessary corporate action, including, as applicable, approval by the

                                       11

     board of directors of the Company or the relevant subsidiary of the Company
     (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which the securities of the Company or the relevant subsidiary of the Company are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission in accordance with the Exchange Act and all other applicable laws. Neither the Company nor any of its subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

          (xliv) Subsidiaries. The subsidiaries listed on Schedule E attached hereto are the only significant subsidiaries of the Company as defined by
     Rule 1-02 of Regulation S-X.

          (xlv) Lending Relationship. Except as disclosed in the Disclosure
     Package and the Final Offering Memorandum, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser.

          (xlvi) PORTAL. The Company has been advised by the NASD's PORTAL
     Market that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

          (xlvii) REIT Status. The Company has been, and upon the sale of the
     Notes pursuant to this Agreement will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for all taxable years commencing with its taxable year ended December 31, 2004. The proposed method of operation of the Company as described in the Disclosure
     Package and the Final Offering Memorandum will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company currently intends to continue to operate in a manner which would permit it to qualify as a real estate investment trust under the Code.

     (b) The Manager represents, warrants and covenants to each Initial
Purchaser as follows:

          (i) The Manager has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not in the aggregate have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties

                                       12

     or prospects of the Manager and its subsidiaries, taken as a whole (a
     "Manager Material Adverse Effect"). The Manager has all requisite power and authority, and all necessary governmental licenses, to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such governmental licenses will not in the aggregate have a Manager Material Adverse Effect.

          (ii) This Agreement and the Amended and Restated Investment Advisory
     Agreement dated as of March 15, 2007 between the Company and the Manager
     (the "Management Agreement") have been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting enforcement of creditors' rights or by general equitable principles.

          (iii) Except as described in the Disclosure Package and the Final
     Offering Memorandum, there are no legal or governmental proceedings to which the Manager or any of its subsidiaries is a party, or of which any property of the Manager or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, are reasonably likely to have a Material Adverse
     Effect, and to the best of the Manager's knowledge, no such proceedings are overtly threatened or contemplated by governmental authorities or overtly threatened or contemplated by others.

          (iv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency having jurisdiction over the Manager is necessary or required for the performance by the Manager of its obligations hereunder which has not been obtained or made or the failure of which to have been obtained or made in the aggregate would not have a Material Adverse Effect.

     Any certificate signed by an officer of the Company or the Manager and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Manager to each Initial Purchaser as to the matters set forth therein.

     SECTION 2. PURCHASE, SALE AND DELIVERY OF THE NOTES

     (a) The Firm Notes. The Company agrees to issue and sell to the several
Initial Purchasers the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 97% of the aggregate principal amount thereof.

     (b) The Closing Date. Delivery of the Firm Notes to be purchased by the
Initial Purchasers and payment therefor shall be made at the offices of Kirkland
& Ellis LLP, 153 East 53rd Street, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New
York City time, on August 29, 2007, or such other time and date not later than
September 12, 2007 as the Representatives shall designate by notice to the
Company (the time and date of such closing are called the "Closing Date").

                                       13

     (c) The Optional Notes; Any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $20,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the
Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 13 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional
Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and
(iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and
in such case the term "Closing Date" shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called a "Subsequent Closing
Date" and shall be determined by the Representatives. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amount as the Representatives may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

     (d) Payment for the Notes. Payment for the Notes shall be made at the
Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the
Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. BAS, individually and not as the Representative of the Initial
Purchasers, may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the
case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this
Agreement.

     (e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial
Purchasers the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the
Representatives for the accounts of the several Initial Purchasers, the Optional
Notes the Initial Purchasers have agreed to purchase at the Closing Date or any
Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Notes shall be made through the facilities of
The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the
Initial Purchasers.

                                       14

     SECTION 3. COVENANTS OF THE COMPANY

     The Company covenants and agrees with each Initial Purchaser as follows:

     (a) Representatives' Review of Proposed Amendments and Supplements. During
such period beginning on the date hereof and ending on the date of the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the
Disclosure Package or the Final Offering Memorandum, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not print, use or distribute such proposed amendment or supplement to which the Representatives reasonably object.

     (b) Amendments and Supplements to the Offering Memorandum and Other
Securities Act Matters. If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum in order that the Disclosure Package or the Final
Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Disclosure Package or the
Final Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

     (c) Copies of Disclosure Package and the Offering Memorandum. The Company
agrees to furnish to the Representatives, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company)
as many copies of the materials contained in the Disclosure Package and the
Final Offering Memorandum and any amendments and supplements thereto as the
Representatives may request.

     (d) Blue Sky Compliance. The Company shall cooperate with the
Representatives and counsel for the Initial Purchasers, as the Initial
Purchasers may reasonably request from time to time, to qualify or register the
Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (e) Rule 144A Information. For so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of
1933, as amended, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be

                                       15

provided by Rule 144A(d)(4) of the Securities Act of 1933, as amended, if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

     (f) Compliance with Securities Law. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the
Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

     (g) Legends. Each of the Notes will bear, to the extent applicable, the legend contained in "Notice to Investors; Transfer Restrictions" in the
Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

     (h) Written Information Concerning the Offering. Without the prior written consent of the Representatives, the Company will not give to any prospective purchaser of the Notes or any other person not in its employ any written information concerning the offering of the Notes other than the Disclosure
Package, the Final Offering Memorandum or any other offering materials prepared by or with the prior consent of the Representatives.

     (i) No General Solicitation. Except following the effectiveness of the
Registration Statement, the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in
Regulation D under the Securities Act of 1933, as amended) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities
Act.

     (j) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

     (k) Information to Publishers. Any information provided by the Company to publishers of publicly available databases about the terms of the Notes and the
Indenture shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A of the Securities
Act of 1933, as amended.

     (l) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

     (m) Rule 144 Tolling. During the period of two years after the last Closing
Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act of 1933, as amended) to, resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

     (n) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of
Proceeds" in the Disclosure Package and the Final Offering Memorandum.

                                       16

     (o) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

     (p) Available Conversion Shares. The Company will keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.

     (q) Conversion Price. Between the date hereof and the Closing Date, the
Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

     (r) Company to Provide Interim Financial Statements and Other Information.
Prior to the Closing Date, the Company will furnish the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Disclosure Package and the Final Offering Memorandum.

     (s) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 60th day following the date of the Final Offering Memorandum (the "Lock-Up Period"), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the
Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this
Agreement and the Registration Rights Agreement with respect to the Notes and the Conversion Shares); provided, however, that the foregoing restrictions do not apply to (i) shares of Common Stock issued upon the exercise of options granted under stock option plans existing on the date hereof, (ii) grants of
Common Stock, restricted common stock or restricted stock units in accordance with the terms of a plan in effect on the date hereof, (iii) shares of Common
Stock (or options, warrants or convertible securities relating to shares of
Common Stock) issued in connection with a bona fide merger or acquisition transaction, (iv) the offer, issuance or sale of securities pursuant to the
Company's Dividend Reinvestment and Stock Purchase Plan existing on the date hereof (the "DRIP") (provided that the Company agrees not to permit investments greater than $20,000 by any single investor under the DRIP during the Lock-Up
Period) or (v) shares of Common Stock issued pursuant to the Management
Agreement.

     (t) Future Reports to Stockholders. The Company will make available to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Final Offering Memorandum), to make available to its stockholders consolidated summary financial information of the
Company and its subsidiaries for such quarter in reasonable detail.

     (u) Future Reports to the Representatives. Except as are available at
http://www.sec.gov, during the period of five years after the Closing Date the
Company will furnish to the Representatives at 9 West 57th Street, New York, New
York 10019 (i) as soon as

                                       17

practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly
Report on Form 10-Q, Current Report on Form 8-K or other report filed by the
Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     (v) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

     (w) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

     (x) New Lock-Up Agreements. The Company will enforce all agreements between the Company and any of its security holders to be entered into pursuant to this
Agreement that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such "lock-up" agreements for the duration of the periods contemplated in such agreements.

     (y) Final Term Sheet. The Company will prepare or cause to be prepared a final term sheet, containing solely a description of the Notes and the offering thereof, in the form approved by you and attached as Schedule B hereto (the
"Final Term Sheet").

     SECTION 4. PAYMENT OF EXPENSES

     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers,
(iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the materials contained in the Disclosure Package, including the Preliminary
Offering Memorandum, and the Final Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchasers in connection with the marketing and offering of the Notes, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Notes, (viii) the fees and expenses associated with listing the Conversion Shares

                                       18

on the New York Stock Exchange and (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL Market. Except as provided in this
Section 4, Section 7, Section 10 and Section 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

     SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS

     The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the
Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations, warranties and agreements on the part of the Company and the Manager set forth in Section 1 hereof as of the date hereof and as of the
Closing Date as though then made and, with respect to the Optional Notes, as of the related Subsequent Closing Date as though then made, to the accuracy of the statements of the Company and the Manager made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Manager of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Initial
Purchasers, in form and substance satisfactory to the Representatives (i)
confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure
Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers in connection with similar transactions.

     (b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:

          (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

          (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Final
     Offering Memorandum; and

          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended.

     (c) Opinion of New York Counsel for the Company. On each of the Closing
Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinions and

                                       19

letter of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel for the
Company, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives.

     (d) Opinion of Maryland Counsel for the Company. On each of the Closing
Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Miles & Stockbridge P.C., Maryland counsel for the
Company, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives.

     (e) Opinion of Counsel for the Initial Purchasers. On each of the Closing
Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Kirkland & Ellis LLP, counsel for the Initial
Purchasers, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Notes, the Registration Statement, the Disclosure Package, the
Preliminary Offering Memorandum, the Final Offering Memorandum and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (f) Officers' Certificate from the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company
and the Chief Financial Officer or Chief Accounting Officer of the Company,
dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package, including the
Preliminary Offering Memorandum, and the Final Offering Memorandum, any
amendments or supplements thereto and this Agreement, to the effect set forth in subsection (b)(iii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date or such Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;

          (ii) the representations and warranties of the Company set forth in
     Section 1(a) of this Agreement are true and correct on and as of the
     Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing
     Date or such Subsequent Closing Date, as the case may be; and

          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, as the case may be.

     (g) Officers' Certificate from the Manager. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by two Managing Directors of the Manager, dated as of such
Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum, any amendments or supplements thereto and this Agreement, to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date or such Subsequent Closing Date, as the case may be, there has not occurred any material adverse change in the condition
     (financial or otherwise), or in the results of operations, properties, business or prospects of the Manager and its subsidiaries

                                       20

     taken as a whole that could reasonably be expected in the aggregate to have a Manager Material Adverse Effect;

          (ii) the representations and warranties of the Manager set forth in
     Section 1(b) of this Agreement are true and correct on and as of the
     Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing
     Date or such Subsequent Closing Date, as the case may be; and

          (iii) the Manager has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, as the case may be.

     (h) Bring-down Comfort Letter. On each of the Closing Date and any
Subsequent Closing Date, the Representatives shall have received from Deloitte &
Touche LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

     (i) Registration Rights Agreement. The Company and the Initial Purchasers
shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights
Agreement shall be in full force and effect.

     (j) Lock-Up Agreement from Certain Security Holders of the Company. On or prior to the date hereof, the Company shall have furnished to the
Representatives an agreement in the form of Exhibit B hereto from the Manager and the officers and directors of the Company as set forth on Schedule D hereto, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

     (k) PORTAL Designation. The Notes shall have been designated
PORTAL-eligible securities in accordance with the rules and regulations of the
NASD.

     (l) The Company shall have caused the Conversion Shares to be approved for listing, subject to issuance, on the New York Stock Exchange.

     (m) Additional Documents. On or before each of the Closing Date and any
Subsequent Closing Date, the Representatives and counsel for the Initial
Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the
Representatives by notice to the Company at any time on or prior to the Closing
Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7,
Section 8, Section 9 and Section 13 shall at all times be effective and shall survive such termination.

                                       21

     SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASERS

     Each of the Initial Purchasers represents and warrants that it is a
"qualified institutional buyer", as defined in Rule 144A of the Securities Act of 1933, as amended. Each Initial Purchaser agrees with the Company that:

     (a) it has not offered or sold, and will not offer or sell, any Notes within the United States or to, or for the account or benefit of, U.S. persons
(x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act);

     (b) neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D)
in the United States;

     (c) in connection with each sale pursuant to Section 6(a), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A;

     (d) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Notes and the Indenture shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A under the Act;

     (e) it acknowledges that additional restrictions on the offer and sale of the Notes and the Common Stock issuable upon conversion thereof are described in the Disclosure Package and the Final Offering Memorandum.

     SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES

     If this Agreement is terminated by the Representatives pursuant to Section
5, Section 10 or Section 11, or if the sale to the Initial Purchasers of the
Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the
Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 8. INDEMNIFICATION

     (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial
Purchaser, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue

                                       22

statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written
Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company, if any, in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the
Company by the Representatives expressly for use in the Preliminary Offering
Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer
Written Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. Each
Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities
Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum,
the Final Term Sheet, any Issuer Written Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company in connection with the offer or sale of the
Notes (or any amendment or supplement to the foregoing), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering
Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer
Written Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and
to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum,
the Final Term Sheet, any Issuer Written Information or any other

                                       23

written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing) are the statements set forth in Schedule C. The indemnity agreement set forth in this
Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b)
above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party;
provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding

                                       24

effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     SECTION 9. CONTRIBUTION

     If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the
Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the
Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses)
received by the Company, and the total discount received by the Initial
Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the
Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount or commission received by such Initial Purchaser in connection with the Notes purchased by it hereunder. No person guilty of fraudulent

                                       25

misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an
Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the
Company, each officer of the Company, and each person, if any, who controls the
Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS

     If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial
Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm
Notes set forth opposite the names of all such non-defaulting Initial
Purchasers, or in such other proportions as may be specified by the
Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the
Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10%
of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this
Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of
Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or any
Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering
Memorandum or any other documents or arrangements may be effected.

     As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such
Initial Purchaser under this Agreement.

     SECTION 11. TERMINATION OF THIS AGREEMENT

     On or prior to the Closing Date this Agreement may be terminated by the
Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or the NASD or on either such stock exchange; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material

                                       26

disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package and the Final Offering
Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the
Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Sections 4 and 7 hereof or (b) any Initial Purchaser to the Company.

     SECTION 12. NO ADVISORY OR FIDUCIARY RESPONSIBILITY

     The Company acknowledges and agrees that: (i) the purchase and sale of the
Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several
Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each
Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial
Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such
Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial
Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the
Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.

                                       27

     SECTION 13. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY

     The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of the Manager, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, (ii) acceptance of the Notes and payment for them hereunder or
(iii) any termination of this Agreement.

     SECTION 14. NOTICES

     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Representatives:
          Banc of America Securities LLC
          9 West 57th Street
          New York, New York 10019
          Facsimile:  212-933-2217
          Attention:  Syndicate Department

     with a copy to:
          Banc of America Securities LLC
          9 West 57th Street
          New York, New York 10019
          Facsimile:  212-457-3745
          Attention:  ECM Legal

          Deutsche Bank Securities Inc.
          60 Wall Street
          New York, New York 10005
          Facsimile: 212-797-9344
          Attention: Equity Capital Markets Syndicate

     with a copy to:
          Deutsche Bank Securities Inc.
          60 Wall Street
          New York, New York 10005
          Facsimile: 212-797-4564
          Attention: General Counsel

     If to the Company:
          Anthracite Capital, Inc.
          40 East 52nd Street
          New York, New York 10022
          Facsimile:  212-810-8758
          Attention:  Richard Shea

                                       28

     If to the Manager:
          BlackRock Financial Management, Inc.
          40 East 52nd Street
          New York, New York 10022
          Facsimile:  212-810-5116
          Attention:  General Counsel

     with a copy to:
          Skadden, Arps, Slate, Meagher & Flom LLP
          4 Times Square
          New York, New York 10036
          Facsimile:  212-735-2000
          Attention:  Matthew Mallow, Esq.

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 15. SUCCESSORS

     This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

     SECTION 16. PARTIAL UNENFORCEABILITY

     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other
Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 17. GOVERNING LAW PROVISIONS

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 18. GENERAL PROVISIONS

     This Agreement constitutes the entire agreement of the parties to this
Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                                       29

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        ANTHRACITE CAPITAL, INC.

                                        By: /s/ Richard M. Shea
                                            -----------------------------------
                                            Name:  Richard M. Shea
                                            Title: President and Chief Operating
                                                   Officer

                                        BLACKROCK FINANCIAL MANAGEMENT, INC.,
                                        solely with respect to Section 1(b)

                                        By: /s/ Richard M. Shea
                                            ------------------------------------
                                            Name:  Richard M. Shea
                                            Title: Managing Director

     The foregoing Purchase Agreement is hereby confirmed and accepted by the
Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
Acting as Representatives of the
several Initial Purchasers named in
the attached Schedule A.

BANC OF AMERICA SECURITIES LLC

By: /s/ Craig W. McCracken
    ------------------------------------
    Authorized Representative

DEUTSCHE BANK SECURITIES INC.

By: /s/ Simon Leopold
    ------------------------------------
    Authorized Representative

By: /s/ Chris Tognola
    ------------------------------------
    Authorized Representative

                                   SCHEDULE A

                                                             AGGREGATE PRINCIPAL
                                                            AMOUNT OF FIRM NOTES
INITIAL PURCHASERS                                             TO BE PURCHASED

Banc of America Securities LLC...........................        $30,000,000
Deutsche Bank Securities Inc.............................         30,000,000
                                                                 -----------
   Total.................................................        $60,000,000
                                                                 ===========

                                  Schedule A-1

                                   SCHEDULE B

                            ANTHRACITE CAPITAL, INC.
                                   $60,000,000
                            SENIOR CONVERTIBLE NOTES
                                    DUE 2027

PRICING SHEET

SECURITY INFORMATION
-----------------------------------------------------------------------------------------------

Company name                                                           Anthracite Capital, Inc.
Common stock ticker                                                                 NYSE: "AHR"
Security                                                               Senior Convertible Notes
Registration format                                               144A with Registration Rights
CUSIP                                                                                 037023AG3
ISIN                                                                               US037023AG31
Ranking                                                                        Senior unsecured

INITIAL PURCHASERS                                                                    ECONOMICS
-----------------------------------------------------------------------------------------------
Joint book-running managers          Banc of America Securities                          50.00%
                                       Deutsche Bank Securities                          50.00%

Gross spread                                                                              3.00%

ISSUANCE SIZE
-----------------------------------------------------------------------------------------------
                                                          BONDS                        PROCEEDS
Base deal                                                60,000                     $60,000,000
Initial purchasers option (13-day)                       20,000                     $20,000,000
                                                         ------                     -----------
Total                                                    80,000                     $80,000,000

TERMS
-----------------------------------------------------------------------------------------------
Par amount per bond                                                                      $1,000
Issue price                                                                              $1,000
Coupon                                                                                  11.750%
Conversion premium                                                                       17.50%
Last sale of common                                                                       $9.18
Conversion price (approximate)                                                           $10.79
Conversion rate                                                                         92.7085
Contingent conversion threshold                                                         130.00%
Contingent conversion price
(approximate)                                                                            $14.02

CALL SCHEDULE
-----------------------------------------------------------------------------------------------
Call date                                                                              9/1/2012
Call price                                                                               $1,000

PUT SCHEDULE
-----------------------------------------------------------------------------------------------
Put dates                                                          9/1/2012, 9/1/2017, 9/1/2022
Put price                                                                                $1,000

                                  Schedule B-1

DATES
-----------------------------------------------------------------------------------------------

Trade date                                                                             08/24/07
Settlement date                                                                        08/29/07
Maturity                                                                               20 Years
Maturity date                                                                          9/1/2027
Coupon payment dates                                                                03/01, 9/01
First coupon date                                                                      3/1/2008

NET PROCEEDS
-----------------------------------------------------------------------------------------------
Net Proceeds                                                                    $57.925 million
    (We estimate that the net proceeds from this offering will be approximately $77.325 million if the initial purchasers exercise in full their option to purchase additional notes).

Share repurchase (approximate)                                                      $12 million
Shares repurchased                                                             1.307189 million
-----------------------------------------------------------------------------------------------

The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any other state securities laws. Unless they are registered, the notes and the common stock issuable upon conversion of the notes may be offered only in transactions exempt from or not subject to registration under the Securities Act of 1933, as amended, or any other state securities laws. Accordingly, we are offering the notes only to qualified institutional buyers under Rule 144A.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

A copy of the offering memorandum for the offering of the convertible notes may be obtained by contacting Banc of America Securities LLC Capital Markets
(Prospectus Fulfillment) by email to
dg.prospectus_distribution@bofasecurities.com or prospectusrequest@list.db.com or by mail to Banc of America Securities LLC, Capital Markets Operations, 100
West 33rd Street, 3rd Floor, New York, NY 10001 or from the offices of Deutsche
Bank Securities Inc. by writing to Deutsche Bank Securities Prospectus
Department, 100 Plaza One, Second Floor, Jersey City, NJ 07311 or by calling
800-503-4611.

MAKE-WHOLE TABLE

Additional shares delivered upon conversion upon certain Fundamental Changes

ASSUMPTIONS
------------------
Stock price              $9.18
Conversion premium       17.50%
Conversion price        $10.79
Face value           $1,000.00
Conversion rate        92.7085

 Make-whole premium upon a change of control (as adjustment to conversion rate)

EFFECTIVE DATE        $9.18     $10.00   $10.79   $12.00   $14.00   $16.00   $18.00   $20.00   $25.00   $30.00   $40.00
--------------       -------   -------   ------   ------   ------   ------   ------   ------   ------   ------   ------

August 23, 2007      16.2239   12.2915   9.1451   5.8748   3.0558   1.7040   0.9971   0.6315   0.3715   0.3582   0.1140
September 1, 2008    16.2239   12.2415   9.0802   5.7998   2.9915   1.6228   0.9637   0.6165   0.3315   0.2582   0.0000
September 1, 2009    16.2239   12.0915   8.9134   5.5665   2.7129   1.5165   0.9304   0.4665   0.3235   0.1948   0.0000
September 1, 2010    16.2239   11.9815   8.4036   4.8665   2.0344   0.9978   0.5748   0.3815   0.1955   0.1048   0.0000
September 1, 2011    16.2239   10.2115   6.2072   2.5998   0.4772   0.0665   0.0000   0.0000   0.0000   0.0000   0.0000
September 1, 2012    16.2239    7.2915   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000

The maximum number of additional shares is 16.2239 per $1,000 principal amount of notes, subject to adjustment in the same manner as in the conversion rate as set forth under " __ Conversion Rate Adjustments" and in no event will the number of additional shares of our common stock issuable upon conversion as a result of a fundamental change exceed that amount.

                                  Schedule B-2

The exact stock prices and effective dates may not be set forth in the table above, in which case:

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year;

If the stock price is in excess of $40.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

If the stock price is less than $9.18 per share (subject to adjustment), no additional shares will be added to the conversion rate.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS
COMMUNICATION AND SHOULD BE DISREGARDED. SUCH

DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS
COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM

                                  Schedule B-3

                                   SCHEDULE C

Paragraphs 9 and 11 under the heading "Plan of Distribution" in the Preliminary
Offering Memorandum and the Final Offering Memorandum.

                                  Schedule C-1

                                   SCHEDULE D

                      PERSONS DELIVERING LOCK-UP AGREEMENTS

Officers

Chris A. Milner
Chief Executive Officer

Richard M. Shea
President and Chief Operating Officer

James J. Lillis
Chief Financial Officer and Treasurer

Daniel P. Sefcik
Chief Investment Officer and Vice President

Herman H. Howerton
Vice President and General Counsel

Francis P. Pomar
Vice President

Mark S. Warner
Vice President

Vincent B. Tritto
Secretary

Directors

Ralph L. Schlosstein
Chairman of the Board of Directors

Scott M. Amero

Hugh R. Frater

Carl F. Geuther

Jeffrey C. Keil

Deborah J. Lucas

John B. Levy

Entity

BlackRock Financial Management, Inc.

                                  Schedule D-1

                                   SCHEDULE E

Anthracite CDO I, Ltd., a Cayman company
Anthracite CDO II, Ltd., a Cayman company
Anthracite CDO III, Ltd., a Cayman company
Anthracite CRE CDO 2006-HY3 Ltd.
Anthracite Euro CRE CDO 2006-1 P.L.C.
LB-UBS Commercial Mortgage Trust 2004-2

                                  Schedule E-1

                                                                       EXHIBIT A

                           ISSUER WRITTEN INFORMATION

                                      None.

                                   Exhibit A-1

                                                                       EXHIBIT B

                   [DIRECTORS AND OFFICERS LOCK-UP AGREEMENT]

August ____, 2007

Banc of America Securities LLC
Deutsche Bank Securities Inc.
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY  10019

Re: Anthracite Capital, Inc. (the "Company")

Ladies and Gentlemen:

     The Company proposes to carry out an offering of convertible senior notes
(the "Offering"), for which you will act as the initial purchasers. The notes will be convertible into the Company's common stock, $0.001 par value (the
"Common Stock") under certain circumstances. The undersigned recognizes that the
Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the
Offering and in entering into purchase arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Banc of America Securities LLC and Deutsche
Bank Securities Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell
(including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common
Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially
(as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended)
by the undersigned (or such spouse or family member) (other than as contemplated by the Registration Rights Agreement entered into by the Company and you in connection with the Offering), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 60 days after the date of the final offering memorandum for the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

                                   Exhibit B-1

     Notwithstanding the foregoing, the restrictions in the previous paragraph will not prohibit (a) transfers of shares of Common Stock as a bona fide gift, by will or by intestacy, and (b) dispositions to a trust, provided that the shares of Common Stock so transferred are subject to restrictions described above for the remainder of the 60-day restricted period

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Printed Name)

                                        ----------------------------------------
                                        (Address)

                                   Exhibit B-2

                           [MANAGER LOCK-UP AGREEMENT]

August ____, 2007

Banc of America Securities LLC
Deutsche Bank Securities Inc.
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY  10019

Re: Anthracite Capital, Inc. (the "Company")

Ladies and Gentlemen:

     The Company proposes to carry out an offering of convertible senior notes
(the "Offering"), for which you will act as the initial purchasers. The notes will be convertible into the Company's common stock, $0.001 par value (the
"Common Stock"), under certain circumstances. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company.
The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the
Offering and in entering into purchase arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, during the period commencing on the date hereof and ending on the 60th day following the date of the final offering memorandum for the Offering, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC and Deutsche Bank Securities Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule
16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act of
1933, as amended, in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities
Exchange Act of 1934, as amended) by the undersigned.

     Notwithstanding the foregoing, the restrictions in the previous paragraph do not apply to (a) the filing of registration statements pursuant to the
Registration Rights Agreement entered into in connection with the Offering, (b)
transfers of shares of Common Stock by the undersigned to an affiliate of the undersigned, provided that in the case of any such transfer pursuant to this clause, any such transferee shall sign and deliver a lock-up letter substantially in the form of this letter, and (c) transfers of shares, or interests in shares, of Common Stock to employees of the undersigned or affiliates of the undersigned, provided that in the case of any such transfer pursuant to this clause, any such employee will not transfer any such shares or interests during the 60-day lock-up period described above.

                                   Exhibit B-3

     This agreement is irrevocable and will be binding on the undersigned and the respective successors and assigns of the undersigned.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Printed Name)

                                        ----------------------------------------
                                        (Address)

                                   Exhibit B-4